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Exhibit 10.20

SUPPLEMENTAL DEED

IN RESPECT OF PRIVATE LOT A < 18228 > ("the Property")

BETWEEN

JURONG TOWN CORPORATION a body corporate incorporated under the Jurong Town Corporation Act and having its Head Office at the JTC Summit, 8 Jurong Town Hall Road, Singapore 609434

("JTC")

AND

Company's Name:	Adaptec Mfg (S) Pte Ltd
Registered Address:	2 Chai Chee Drive Singapore 469044

("the Company") which expression shall where the context so admits include its successors-in-title and permits assigns, if any)

WHEREAS

  A.
  JTC has offered to the Company an option to convert from the Company's current annual 4% fixed rent increase scheme to the annual 5.5% maximum rent revision scheme.

  B.
  The Company has accepted the offer by JTC in the year < 2003 > ("the year of acceptance").

IT IS AGREED AS FOLLOWS:

1.
The rental clause in the agreement for lease or licence, whichever is applicable, of the Property ("the Agreement") which reflects the annual 4% fixed rent increase shall be amended accordingly with effect from the rent revision date as stipulated in the Agreement in the year immediately following the year of acceptance ("the Effective Date") to reflect the following:

a.
the rent payable on the Effective Date shall be revised to the rate based on the market rent then prevailing;

b.
the rent shall be revised on each and every anniversary of the Effective Date to the rate based on the market rent on such respective dates but so that the increase shall not exceed 5.5% of the yearly rent for each immediately preceding year; and

c.
the market rent in this context shall mean the rent per square metre per annum of the Property excluding the buildings and other structures erected thereon and shall be determined by JTC on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of JTC shall be final.

2.
The clause on the option for a further term, if any, in the Agreement which reflects the annual 4% fixed rent increase shall also be amended accordingly with effect from the Effective Date to reflect the following:

a.
the rent shall be revised on each and every anniversary of the Effective Date during the further term to the rate based on the market rent on such respective dates but so that the increase shall not exceed 5.5% of the yearly rent for each immediately preceding year; and

  b.
  the market rent in this context shall mean the rent per square metre per annum of the Property excluding the buildings and other structures erected thereon and shall be determined by JTC on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of JTC shall be final.

  For the avoidance of doubt, clause 2 shall only be applicable where there is an option for a further term in the Agreement.

3.
A person (which reference includes a body corporate) who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act (as amended or revised from time to time) to enforce any of the covenants, terms and conditions of this Deed.

4.
Save for the above amendments, all the covenants, terms and conditions in the Agreement shall remain in full force and effect.

DATED <    18            > DAY OF <            February >200< 4        >

IN WITNESS WHEREOF the parties hereto have hereunto set their respective hands or seals the day and year first above written.

THE COMMON SEAL of	)
)
JURONG TOWN CORPORATION	)
)
was hereunto affixed in	)
)
in the presence of:	)
/s/ CHONG LIT CHEONG CHIEF EXECUTIVE OFFICER
/s/ TUNG GUAT POH SECRETARY
THE COMMON SEAL of Adaptec Mfg (S) Pte Ltd	)
)
<Company's Name: >	)
)
was hereunto affixed in	)
)
in the presence of:	)
Signature:	/s/ LIM KOK YONG
Name:	Lim Kok Yong
Designation:	Corp Vice President & Managing Director
Signature:	/s/ NG ANDREW
Name:	Ng Andrew
Designation:	Snr Director Finance & Administration

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  Exhibit 10.20
SUPPLEMENTAL DEED IN RESPECT OF PRIVATE LOT A < 18228 > ("the Property")